Exhibit 99.1

MITESCO EXPANDS BOARD, UPDATES ON CENTCORE DATA SERVICES AND NEW A.I. APPLICATIONS

For Immediate Release

Vero Beach, Florida – May 29, 2025 – Mitesco, Inc. (OTC:MITI, www.mitescoinc.com ), provides this update on its data center and cloud computing unit, Centcore (www.centcoreusa.com), as well as its Vero Technology Ventures activities.

Expanded Board of Directors

Mack Leath, CEO of Mitesco, announced the addition of Jim Clifton, “I am pleased to announce the addition of Jim Clifton to the Board of Directors. Jim is a successful technology executive with experience in both software and data center hardware. He also has important experience in real estate, all of which makes him a perfect fit for the Company given its current direction. He has provided important guidance for our Centcore data center business strategy from his role on our Advisory Board and we look forward to continued leadership from him in his new position on the Board of Directors.”

James “Jim” Clifton is a senior sales and marketing executive focused on systems software, data analytics and innovative implementation to improve productivity across corporations and workforces worldwide. He also has business interests in the commercial and residential real estate area. Most recently, Mr. Clifton drove sales at Alteryx, an intuitive, code-free platform for data preparation, blending, analytics, and automation. Prior to that he was with VMware, developing both cloud and on-prem business to expand the utilization of systems across disparate users. While at Cumberland Group he headed a practice aimed at IoT productivity using real-time dashboards and other online tools. At Star Mobile he focused on mobile application implementation of corporate cloud-based applications. Other professional sales and management positions included Citrix, Symantec and Verisign, where he oversaw implementation of new technologies for key corporate clients. His education includes a bachelor’s degree from the University of Georgia 1990. and a master’s degree from Mercer University in 2007. He is based in St. Simons, Georgia.

Centcore Data Center Business Unit

The Centcore data center business has expanded its market approach to include a value-added reseller (VAR) group, with initial participants providing automated remote backup, high level cyber security and municipal applications. “We see the VAR avenue as a way to attract subject matter expertise apart from our own experiences. This allows us to expand our sales staffing to without increasing our internal overhead and leverages the subject matter expertise and existing client base each reseller brings to the situation, “explained Brian Valania, General Manager for Centcore.

It is in discussions with a number of larger data center users for as many as 20 racks in a single configuration at its current Melbourne, Florida location, and has a plan to develop a network of small, purpose-built locations. These sites are expected to be in the 5,000 to 10,000 square foot area and would be housed in existing structures who already have suitable power, water and HVAC on-site. “To the extent that we a successful in this approach our cap-x would be much less than needed for a full new buildout, and the time to market a fraction of the traditional approach. We would seek to have a single user for around 50% of the capacity and make the remaining space available to new clients, explained Valania.

Vero Technology Ventures Business Investments

The recently formed Vero Technology Ventures has a focus on cloud computing software solutions and is evaluating a number of potential investments, in addition to the development of its Robo Agent A.I. based application focused on sales automation. “While this is being developed to assist in the sales generally to consumers (B2C) the initial releases will be aimed at the residential real estate market. There are over 3 million real estate agents in the U.S., and there is a significant need for improved productivity. New rules about compensation are putting pressure on reduced income for sales agents, especially on the buyer representation side of transactions. We believe that the Robo Agent approach can improve productivity with better time management and prospect qualifications using the latest voice technology with a psychographic overlay,” said Valania.

The market for sales automation in residential real estate includes a number of listed companies including EXP Realty (EXPI), Compass Realty (COMP), Anywhere (HOUS), Zillow Group(Z) and Costar (CSGP), who acquired Homes.com in 2021. “We have a testbed with existing leading agents from Berkshire Hathaway Home Services, Sotheby’s Realty, LTP Realty and EXP Realty. These agents are helping us develop the specifications and will serve as beta test user,” said Valania. The application set will be offered as a turn-key solution, and also as an accessory to existing CRM applications such as Follow-up-Boss, which recently became a unit of Zillow Group.

The Vero Technology Ventures arm is actively seeking candidates for investment, merger or acquisition, with a strong focus on cloud computing solutions. Any candidates are encouraged to contact Brian Valania to schedule an interview by sending an email to bvalania@centcoreusa.com.

About Mitesco, Inc.

Mitesco ( www.mitescoinc.com ) is seeking to build a growth-oriented company, providing products, services, and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has experience in both start-ups and turnarounds intent on building successful growth situations, using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers’ expectations are exceeded, the business’ performance may do so as well.

About the Centcore Business Unit

The Centcore Data Center is a state-of-the-art cloud services provider and a division of Mitesco, Inc. (OTC: MITI). Located in Melbourne, Florida, Centcore offers secure, reliable, and scalable cloud infrastructure solutions designed to meet the needs of modern businesses. As a trusted provider for industries ranging from technology to public safety, Centcore is dedicated to delivering innovative solutions for clients seeking to enhance their cloud capabilities. Centore’s certifications include SOC 2, Tier 3+, and CGIS, underscoring its commitment to data security and compliance. See www.centcoreusa.com for more information.

About Vero Technology Ventures

Our new venture arm is looking for scalable solutions using cloud computing for improved productivity, generally aimed at business and government. Infrastructure, engineering, design, analytics, process control are all areas of interest, as well as productivity tools for data center operations. We believe the current and near-term computing resources can be applied to make a significant change in productivity. If you have a need for growth capital and are willing to work in a team environment to grow your business, we should talk!

Contact: Brian Valania
Centcore Data Center
Phone: 610.888.7509
Email: bvalania@centcoreusa.com
Website: www.centcoreusa.com

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing; the risk that commenced and threatened litigation may result in material judgments against the Company; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.